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                                                                 Exhibit 3.1(b)

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      NORWEST AUTO RECEIVABLES CORPORATION


     The undersigned authorized person of Norwest Auto Receivables Corporation, a Delaware corporation (the "Corporation"), hereby certifies that:

1.   The name of the corporation is Norwest Auto Receivables Corporation.

2. Article I of the restated certificate of incorporation of the Corporation is hereby amended in its entirety to read as follows:

                                    ARTICLE I

               The name of the corporation is Wells Fargo Auto Receivables Corporation

3. Article II of the restated certificate of incorporation of the Corporation is hereby amended in its entirety to read as follows.

                                   ARTICLE II

               The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

4.   This Certificate of Amendment shall be effective when filed.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Corporation this ______ day of January, 2001.



                                                    -------------------------
                                                          Jerome Fons
                                                          Vice President